UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2026

LAUNCH ONE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42173	98-1781481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Grand Avenue, Suite 153 Oakland, CA	94612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510)692-9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	LPAAU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	LPAA	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	LPAAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 20, 2026, Launch One Acquisition Corp. (the “Company”), entered into a Working Capital Promissory Note (the “Working Capital Note”) with Launch One Sponsor, LLC (the “Sponsor”), the sponsor of the Company, pursuant to which the Sponsor may loan up to $1,000,000 to the Company in up to three tranches in substantially the same amounts and on substantially the same terms as the loans under that certain agreement, between the Sponsor and Keystone Capital Partners, LLC (“Keystone”), as agent for the lenders party thereto (the “Lenders” and such agreement, the “Credit Agreement”), including an initial loan to the Company of $500,000 upon execution and two additional loans of $250,000 each (in the case of the Working Capital Note, at the Sponsor’s sole election) in the event that the Company (A) enters into a letter of intent, memorandum of understanding or other agreement with respect to the Company’s initial business combination or (B) calls a shareholder meeting to extend its deadline to consummate its initial business combination, (ii) an original issue discount of 20% on each loan, such that the principal amount of each loan is 125% of the amount borrowed, (iii) annual interest of 8%, with a default interest rate of an additional 18% (for a total of 26%), to the maximum extent permitted by applicable law, (iv) a prepayment penalty of 10% (and in the case of the Working Capital Note, only to the extent with the written consent of the Sponsor), (v) a maturity date for all such loans, interest and other obligations under the Working Capital Note of the consummation of the Company’s initial business combination or the effective date of the winding up of the Company (or if earlier, upon an event of default), and (vi) an obligation to reimburse the Sponsor for its expenses in connection with obtaining the funds for the initial loan under the Working Capital Note (up to $25,000 to be withheld at the funding of the initial loan, which will be used to reimburse Keystone for its expenses under the Credit Agreement) and for any expenses of the Sponsor in connection with any refinancing of the debt or the enforcement of the Working Capital Note and for any reimbursement or indemnification obligations of the Sponsor under the Credit Agreement and related documents, subject in each case to a cap of $20,000 per occurrence (other than with respect to indemnification obligations), which expense reimbursement obligations will be taken out of the proceeds of any additional loans under the Working Capital Note or otherwise upon the maturity date (or earlier event of default). In light of the Company’s limited cash balance at year end, the Company’s board of directors and management determined to secure additional working capital through the Working Capital Note to fund past and ongoing operational expenses.

The foregoing description of the Working Capital Note does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as an exhibit hereto.

Item 8.01 Other Events.

In connection with the Working Capital Note, the Sponsor entered into the Credit Agreement, pursuant to which the Lenders agreed to provide loans to the Sponsor of up to $1,000,000 in the aggregate, to be funded in up to three tranches, consisting of an initial loan of $500,000 and two additional loans of $250,000 each (with such additional tranches subject to the consent of Keystone, not to be unreasonably withheld, delayed or conditioned), in each case subject to the terms and conditions of the Credit Agreement. In connection with the Credit Agreement, the Sponsor also entered into a Pledge Agreement (the “Pledge Agreement”) with Keystone, pursuant to which the Sponsor pledged 2,932,500 Class B ordinary shares of the Company (representing approximately 51% of the founder shares owned by the Sponsor), together with any proceeds thereof (the “Pledged Collateral”), as collateral to secure the obligations under the Credit Agreement. The loans under the Credit Agreement are non-recourse to the Sponsor, and the Lenders’ sole recourse in the event of a default is to foreclose upon such Pledged Collateral, which would remain subject to the Company’s governing documents and applicable lock-up arrangements, including the terms of the Letter Agreement, dated as of July 11, 2024, by and among the Company, the Sponsor and the other parties thereto (the “Insider Letter”). The Sponsor is required to use the proceeds of the loans under the Credit Agreement to fund loans to the Company to pay for its expenses, including transaction expenses for future deals, amounts previously owed for prior business combination efforts and for administrative expenses. The loans under the Credit Agreement mature upon the earlier of the Company’s initial business combination or the Company’s liquidation. The Credit Agreement includes events of default for the Company’s failure to file with the Securities and Exchange Commission by a certain agreed upon date a proxy statement to call for a Company shareholder meeting to extend the Company’s deadline to consummate its initial business combination or for the Company’s failure to enter into a definitive business combination agreement with a target company or business prior to a certain agreed upon date. However, the Credit Agreement and Pledge Agreement solely bind the Sponsor and do not restrict the actions of the Company.

The Company, the Sponsor and Cantor Fitzgerald & Co., as representative of the underwriters in the Company’s initial public offering, also entered into a waiver letter pursuant to which the restrictions on transfers contained in the Insider Letter were waived solely to permit the pledge of the Pledged Collateral and any transfer thereof upon enforcement of the related security interest, but with the Lenders taking such Pledged Collateral subject to the terms of the Letter Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Working Capital Note dated as of March 20, 2026 by and between the Sponsor and the Company.
104	Cover Page Interactive Data File (embedded with the Inline XRBL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUNCH ONE ACQUISITION CORP.
Dated: March 26, 2026
	By:	/s/ Chris Ehrlich
	Name:	Chris Ehrlich
	Title:	Chief Executive Officer

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